Exhibit 10.1

                                  June 19, 2007



PRIVATE AND CONFIDENTIAL

Mr. Peter J. Nelson
Chair, Audit Committee of the Board of Directors
ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street
Cambridge, Massachusetts 02139-4234

Dear Pete:

       In connection with our discussions concerning a potential strategic or business combination transaction (the "Possible Transaction") between ARIAD Pharmaceuticals, Inc. ("ARIAD" or the "Company")) and ARIAD Gene Therapeutics, Inc. ("AGTI") or the stockholders of AGTI other than ARIAD, the undersigned, Harvey J. Berger, M.D. ("Berger") and Jay R. LaMarche ("LaMarche" and, together with Berger, the "AGTI Stockholders"), acting in their respective individual capacities as minority stockholders of AGTI as more fully described herein, have requested certain information concerning ARIAD and AGTI and the ability to disclose such information to their financial and legal advisors for the purpose of evaluating a Possible Transaction. This information is confidential and proprietary to ARIAD and AGTI and not otherwise available. The purpose of this agreement together with Exhibit A and Exhibit B attached hereto (collectively, the "Agreement") is to confirm our understanding with ARIAD with regard to our use of and access to confidential information and the other matters set forth herein. In that connection, we and ARIAD agree as follows:

       1. Individual Capacity. Solely with respect to the discussions and negotiations concerning a Possible Transaction, ARIAD acknowledges and agrees that the AGTI Stockholders are acting in their individual capacities as minority stockholders of AGTI and not on behalf of or in any capacity (whether as an officer, director or other fiduciary or otherwise) with regard to AGTI or any other stockholder of AGTI, or ARIAD or any stockholder of ARIAD. ARIAD further acknowledges and agrees that neither AGTI Stockholder, acting in his individual capacity as a minority stockholder of AGTI, has the authority to bind or obligate AGTI or any of the other stockholders of AGTI (such stockholders, other than ARIAD, the "Other Minority AGTI Stockholders") to enter into any Possible Transaction.

       2. Confidentiality Agreement. The AGTI Stockholders (each, a "Receiving Party") hereby agree to treat and keep all information, whether written or oral, concerning ARIAD and AGTI (each, a "Disclosing Party"), or any of their respective affiliates, subsidiaries or divisions, which the Disclosing Party or any of its Representatives furnishes, whether before or after the date of this Agreement, to each Receiving Party and/or its Representatives, together with all originals or copies of all notes, reports, records, forecasts, analyses, compilations, data, studies and other materials which contain or otherwise reflect or are generated from such information (collectively, the "Evaluation Material"), confidential and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the term "Evaluation Material" shall not for the purposes of this Agreement include any information which (a) at the time of disclosure or thereafter is generally available to and/or known by the public other than as a result of a disclosure by the Receiving Party or its Representatives in breach of this Agreement, or (b) has been independently acquired by the Receiving Party without violating any of the obligations of the Receiving Party or its Representatives under this Agreement. "Representatives" of any person shall mean the financial advisors, marketing consultants and legal advisors of such person and its affiliates.

       3.  Use of Evaluation Material and Confidentiality.

           (a) Subject to Paragraph 3(b) below, the Evaluation Material will be kept confidential by the Receiving Party and its Representatives and will not, without the prior written consent of ARIAD, be disclosed, in whole or in part, to any third party by the Receiving Party or any of its Representatives in any manner whatsoever. In addition, the Receiving Party hereby agrees that it will transmit Evaluation Material only to those of its Representatives who need to know the information for the purpose of rendering professional advice to the Receiving Party in connection with the Receiving Party's evaluation of a Possible Transaction and who agree in advance in writing with ARIAD to be bound by the confidentiality provisions contained in this Agreement as if a party hereto with respect to such provisions; provided, however, that this Section 3(a) shall not limit the Receiving Party's (or its Representatives') right to disclose Evaluation Material in connection with disclosure of Possible Transaction Discussions to Other Minority AGTI Stockholders in compliance with
Section 4. Notwithstanding anything to the contrary provided in any other agreement to which ARIAD or AGTI, on the one hand, and one or more of the AGTI Stockholders, on the other hand, is a party, in the event that there is any inconsistency with or conflict between the terms of such other agreement and the terms of this Agreement with regard to the use and/or the disclosure of confidential or proprietary information or property of ARIAD or AGTI by the AGTI Stockholders, the terms of this Agreement shall govern.

           (b) In the event that the Receiving Party or any of its Representatives is requested or required in a civil, investigative, or other proceeding initiated by a private third party or by a governmental or other regulatory body (by means of interrogatories, requests for information or documents, subpoena, deposition notice, civil investigative demand or similar process) to disclose (i) any Evaluation Material, (ii) any information relating to the opinion, judgment or recommendation of any such person concerning the Disclosing Party, its affiliates or subsidiaries, or (iii) any other information supplied to the Receiving Party in the course of the Receiving Party's, or its Representatives', dealings with the Disclosing Party, the Receiving Party will promptly notify ARIAD of such request or requirement so that the Disclosing Party or other party in interest may seek an appropriate protective order or waive compliance with the provisions of this Agreement, and/or take any other mutually agreed action. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party or any of its Representatives is compelled to disclose information or else stand liable for contempt or suffer other censure or sanction, the Receiving Party or such Representative may disclose that portion of the requested information that such person is compelled to disclose.

       4. Nondisclosure of Negotiations. Except as otherwise expressly permitted hereby, without the prior written consent of the other party, each party hereby agrees that it will not, and will direct its Representatives not to, disclose to any person the fact that any discussions or negotiations with respect to a Possible Transaction are taking, have taken or are proposed to take place or other facts with respect to such discussions, including the status thereof, or the fact that any Evaluation Material has been made available to either party, nor otherwise make any public disclosure, whether written or oral, with respect to this Agreement or the actions or transactions contemplated hereby (collectively, the "Possible Transaction Discussions"), except as such party reasonably believes is required by applicable law; provided, however, that the Receiving Party (and its Representatives) may, without the prior consent of ARIAD, disclose Possible Transaction Discussions to any Other Minority AGTI Stockholder and participate in discussions with such Other Minority AGTI Stockholder concerning a Possible Transaction provided that in each such case such Other Minority AGTI Stockholder is under a written obligation to ARIAD to maintain the confidentiality thereof (and attached to this Agreement as Exhibit A is the form of confidentiality agreement to be used with respect to those Other Minority AGTI Stockholders who as of the date of this Agreement are not under such a written confidentiality obligation to ARIAD); and provided further, however, that notwithstanding the foregoing, the Receiving Party shall not be authorized to act on behalf of ARIAD or AGTI in connection with any Possible Transaction Discussions with Other Minority AGTI Stockholders. Notwithstanding anything to the contrary provided in this Agreement, this Agreement shall not
(i) restrict ARIAD from communicating with, making a proposal to, providing confidential information to, or soliciting votes or consents from any of the Other Minority AGTI Stockholders in connection with a Possible Transaction, or
(ii) prohibit or restrict Harvey J. Berger, M.D. ("Berger") from making any disclosure regarding AGTI or a Possible Transaction Discussions that is consistent with any disclosure made by ARIAD in its filings with the Securities and Exchange Commission or in connection with other disclosure made in compliance with Regulation FD at the direction of the Board of Directors of ARIAD.

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

       5. Return of Evaluation Material. Upon termination of discussions concerning the Possible Transaction without a transaction having been consummated, the Receiving Party and its Representatives will promptly return or destroy the Evaluation Material and any analyses, compilations, studies or other documents prepared by the Receiving Party and its Representatives that include, utilize or reflect the Evaluation Material, except in each case as may otherwise be prohibited under any applicable document retention policy. Notwithstanding the return or destruction of the Evaluation Material, the Receiving Party and its Representatives will continue to be bound by its obligations of confidentiality hereunder.

       6. Accuracy of Evaluation Material. ARIAD acknowledges and agrees that it has endeavored, and shall continue to endeavor, to include in the Evaluation Material information known to it that it believes is relevant to the Receiving Party's evaluation of the Possible Transaction; provided, however, that ARIAD shall not be required to include in the Evaluation Material any analyses or reports prepared by its professional advisors concerning a Possible Transaction. The Receiving Party understands, acknowledges and agrees that neither ARIAD, AGTI nor any of their Representatives make any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material. The Receiving Party agrees that neither ARIAD, AGTI, nor any of their Representatives shall have any liability to the Receiving Party or its Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom, and only those representations or warranties or other agreements which are made in a final definitive agreement regarding any Possible Transaction, when, as and if executed and delivered, and subject to such limitations and restrictions as may be specified therein, will have any legal effect. The Receiving Party acknowledges and agrees that it has endeavored, and shall continue to endeavor, to cooperate and make itself available to ARIAD (including by providing information known to it concerning or relating to ARIAD's and AGTI's business and operations) in connection with ARIAD's evaluation of a Possible Transaction; provided, however, that the Receiving Party shall not be required to disclose to ARIAD or AGTI any analyses or reports prepared by the Receiving Party's Representatives concerning a Possible Transaction. Each of ARIAD and AGTI understand, acknowledge and agree that neither the Receiving Party nor any of its Representatives make any representation or warranty, express or implied, as to the accuracy or completeness of any information provided to ARIAD or AGTI. Each of ARIAD and AGTI agree that neither the Receiving Party nor any of its Representatives shall have any liability to ARIAD and AGTI or their Representatives relating to or resulting from the use of such information or any errors therein or omissions therefrom, and only those representations or warranties or other agreements which are made in a final definitive agreement regarding any Possible Transaction, when, as and if executed and delivered, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

       7. Expense Reimbursement. ARIAD agrees to reimburse the AGTI Stockholders for their reasonable and documented expenses, whether incurred before or after the date of this Agreement, consistent with the engagement letters of the AGTI Stockholders' Representatives previously provided to ARIAD, in each case promptly after the AGTI Stockholders have presented invoices therefor to ARIAD; provided, however, that the AGTI Stockholders agree that they will (i) consider a Possible Transaction whereby all AGTI stockholders pay their pro rata share of the amounts required to be paid by ARIAD pursuant to this
Section 7 and (ii) encourage the Other Minority AGTI Stockholders to bear their pro rata share of the amounts required to be paid by ARIAD pursuant to this
Section 7. All such invoices and other expense reimbursement requests shall be directed to Peter J. Nelson, Chairman of the Audit Committee of the Board of Directors of ARIAD. Notwithstanding the foregoing, ARIAD agrees to consider in good faith any request by the AGTI Stockholders to further reimburse the AGTI Stockholders for their reasonable and documented expenses in excess of the amounts set forth in the engagement letters of the AGTI Stockholders' Representatives.

       8. Indemnification of AGTI Stockholders. ARIAD shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, each AGTI Stockholder (each, an "Indemnitee") with respect to all claims, demands, causes of action, rights, obligations, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and Expenses (collectively, "Losses") in connection with any Proceeding, whenever asserted, based on, relating to, or arising out of, in whole or in part, any acts or omissions by an Indemnitee in the Indemnitee's individual capacity as described in Section 1 of this Agreement relating to or arising out of the Possible Transaction (including, but not limited to, acts or omissions with respect to the negotiation, preparation, execution or performance of this Agreement and the negotiation, preparation, execution or performance of any agreement relating to the Possible Transaction) (herein referred to as the Indemnitee's "Covered Capacity"); provided, however, that ARIAD shall not be obligated to indemnify any AGTI Stockholder hereunder to the extent of any such Losses that are determined in a final non-appealable judgment by a court of competent jurisdiction in a Proceeding (including a shareholder derivative action) to have resulted primarily from (i) the intentional misconduct of or a knowing violation of law by such AGTI Stockholder, (ii) bad faith conduct by such AGTI Stockholder, or (iii) the gross negligence of such AGTI Stockholder. In addition, ARIAD shall advance funds for all Expenses of any Indemnitee in accordance with the Supplemental Indemnification Provisions set forth in Exhibit B attached to this Agreement. ARIAD and the AGTI Stockholders agree that they shall be bound by the terms set forth in said Exhibit B and that such terms are incorporated by reference into this Section 8 and shall form an integral part of this Agreement.

       9. Supplemental Insurance. ARIAD shall maintain liability insurance coverage, at its sole expense, for the benefit of the AGTI Stockholders, in their individual capacities as described in Section 1 hereof, in accordance with the terms of the endorsement entered into on or prior to the date of this Agreement between ARIAD and the insurers signatory thereto. ARIAD represents and warrants to the AGTI Stockholders that the premiums relating to such insurance coverage have been fully paid on or prior to the date of this Agreement and that it shall not take any action to cancel or reduce the benefits afforded to the AGTI Stockholders by such coverage.

       10. Remedies. Each party agrees that monetary damages would not be a sufficient remedy for any breach of this Agreement and that in addition to all other remedies, each party shall be entitled to equitable relief, including, without limitation, injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity. The parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of monetary damages, and agree to waive any requirements for the securing or posting of any bond in connection with such remedy.

       11. Material Non-Public Information. Each of the Receiving Party and ARIAD acknowledge and agree that it is aware (and that its Representatives are aware or, upon receipt of any Evaluation Material, will be advised by the Receiving Party or ARIAD, as applicable) that (i) the Evaluation Material being furnished contains or may itself be material, non-public information regarding ARIAD and/or AGTI and (ii) federal and state securities laws, rules and regulations prohibit any persons who have material, nonpublic information concerning ARIAD and/or AGTI, including the Evaluation Material, from purchasing or selling securities of ARIAD and AGTI or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information.

       12. No Agreement. The parties agree that no contract or agreement providing for any Possible Transaction shall be deemed to exist between them unless and until a final definitive agreement has been executed and delivered, and hereby waive, in advance, any claims (including, without limitation, breach of contract) in connection with any Possible Transaction (other than claims arising out of or relating to the parties' respective obligations under this Agreement) unless and until the AGTI Stockholders and ARIAD shall have entered into a final definitive agreement concerning a Possible Transaction. The parties also agree that unless and until a final definitive agreement regarding a Possible Transaction has been executed and delivered, no party will be under any legal obligation of any kind whatsoever with respect to such a Possible Transaction by virtue of this Agreement except for the matters specifically agreed to herein.

       13. No Third Party Beneficiaries. This Agreement does not and is not intended to confer any rights or remedies upon any person other than the parties signatory hereto.

       14. No License. Nothing in this Agreement shall be deemed to grant a license, whether directly or by implication, estoppel or otherwise, to any Evaluation Material disclosed pursuant to this Agreement.

       15. Waiver and Amendment. Each party understands and agrees that no failure or delay by the other party or any of its Representatives in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The agreements set forth herein may only be waived, amended or modified by an agreement in writing signed on behalf of all of the parties.

       16. Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by each of the parties and their successors and permitted assigns. No party may assign any rights or delegate any performance under this Agreement without obtaining the prior written consent of each of the other parties, except that ARIAD shall not be required to obtain the consent of the other parties to make any assignment or delegation in connection with a merger or sale of substantially all of ARIAD's assets.

       17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

       18. Governing Law; Venue. This Agreement and the transactions contemplated by this Agreement, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to conflict of laws principles. Each of the parties to this Agreement
(i) irrevocably submits itself to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding shall be brought, heard and determined exclusively in the Court of Chancery of the State of Delaware (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (v) expressly waives, and agrees not to plead or to make any claim that any such action or proceeding is subject (in whole or in part) to a jury trial. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each of the parties further agrees to waive any bond, surety or other security that might be required of any other party with respect to any action or proceeding, including an appeal thereof. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth in
Section 22 hereof shall be effective service of process for any action, suit or proceeding brought against it.

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       19. Authority of AGTI Stockholders. The AGTI Stockholders represent and warrant that this Agreement has been duly executed and delivered by them and, assuming due authorization, execution and delivery of this Agreement by ARIAD, constitutes the legal, valid and binding obligation of the AGTI Stockholders enforceable against them in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally.

       20. Authority of ARIAD. ARIAD represents and warrants that it has the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. ARIAD further represents and warrants that the execution and delivery of this Agreement by ARIAD and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action on the part of ARIAD, including by (i) the Board of Directors of ARIAD by the affirmative vote of a majority of the directors of ARIAD (with Berger and LaMarche abstaining), (ii) the independent and disinterested directors of ARIAD with respect to a Possible Transaction by the affirmative vote of a majority of such directors, (iii) the Audit Committee of the Board of Directors of ARIAD by the affirmative vote of the directors who are members of that committee, and
(iv) the Nominating and Corporate Governance Committee of the Board of Directors of ARIAD by the affirmative vote of the directors who are members of that committee (with LaMarche abstaining), for purposes of compliance with ARIAD's Corporate Code of Conduct and Ethics policy as in effect on the date hereof, including with respect to Sections II, III and VII thereof, and no other additional corporate proceedings on the part of ARIAD are necessary to authorize the execution and delivery of this Agreement and the performance of ARIAD's obligations hereunder. ARIAD also represents and warrants that this Agreement has been duly executed and delivered by it and, assuming due authorization, execution and delivery of this Agreement by the AGTI Stockholders, constitutes the legal, valid and binding obligation of ARIAD enforceable against ARIAD in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally.

       21. Consent of ARIAD. For purposes of this Agreement, any requirement that ARIAD shall have consented to or approved any action shall mean the consent or approval, as the case may be, of the independent directors of ARIAD acting through their duly appointed designee(s), together with any required approval by any of the constituencies referred to in clauses (i), (iii) and (iv) of Section 20 hereof.

       22. Notice. Each party giving or making any notice, request, demand or other communication (a "Communication") pursuant to this Agreement shall address such Communication to the receiving party at the address below:

           (a)     If to the AGTI Stockholders:

                   Harvey J. Berger, M.D.

                   Jay R. LaMarche

                   With a copy to:

                   Goodwin Procter LLP
                   53 State Street
                   Exchange Place
                   Boston, MA 02109
                   Attn:  Brian E. Pastuszenski, Esq.
                          James A. Matarese, Esq.

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

           (b)     If to ARIAD:

                   ARIAD Pharmaceuticals, Inc.
                   26 Landsdowne Street
                   Cambridge, MA 02139-4234
                   Attn:  Laurie Allen, Esq.

                   With a copy to:

                   Abrams & Laster LLP
                   Brandywine Plaza West
                   1521 Concord Pike, Suite 303
                   Wilmington, DE 19803
                   Attn:  Kevin G. Abrams, Esq.

                   ARIAD Pharmaceuticals, Inc.
                   26 Landsdowne Street
                   Cambridge, MA 02139-4234
                   Attn:  Peter Nelson

                   Morgan, Lewis & Bockius LLP
                   101 Park Avenue
                   New York, NY 10178-0060
                   Attn:  Howard L. Shecter, Esq.

                   Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. One Financial Center
                   Boston, MA 02111
                   Attn:  Jeffrey M. Wiesen, Esq.

       23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.


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Please acknowledge your agreement to the foregoing by countersigning this
Agreement in the place provided below and returning it to the undersigned.


                                         Very truly yours,



                                         By: /s/ Harvey J. Berger, M.D.
                                             --------------------------
                                             Harvey J. Berger, M.D.



                                         By: /s/ Jay R. LaMarche
                                             -------------------
                                             Jay R. LaMarche




Accepted and Agreed to,
this 19th day of June, 2007

INDEPENDENT AND DISINTERESTED DIRECTORS OF
ARIAD PHARMACEUTICALS, INC. WITH RESPECT TO AGTI


By: /s/ Peter J. Nelson
    -------------------
    Name:  Peter J. Nelson
    Title: Chairman, Audit Committee of the Board of Directors of ARIAD Pharmaceuticals, Inc.



ARIAD PHARMACEUTICALS, INC.


By: /s/ Edward M. Fitzgerald
    ------------------------
    Name:  Edward M. Fitzgerald
    Title:  Senior Vice President, Finance and Corporate
            Operations, Chief Financial Officer


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


                                    Exhibit A

       [Form of Other Minority AGTI Stockholder Confidentiality Agreement]

                               ____________, 2007


PRIVATE AND CONFIDENTIAL

ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street
Cambridge, Massachusetts 02139-4234

       In connection with discussions concerning a potential strategic or business combination transaction (the "Possible Transaction") between ARIAD Pharmaceuticals, Inc. ("ARIAD") and ARIAD Gene Therapeutics, Inc. ("AGTI") or the stockholders of AGTI other than ARIAD, the undersigned stockholder of AGTI (the "AGTI Stockholder") has requested certain information for the purpose of evaluating a Possible Transaction. This information is confidential and proprietary to ARIAD and AGTI and not otherwise available. In that connection, the AGTI Stockholder and ARIAD agree as follows:

       1. Confidentiality Agreement. The AGTI Stockholder hereby agrees to (i) treat and keep all information, whether written or oral, concerning ARIAD and AGTI, or any of their respective affiliates, subsidiaries or divisions, which ARIAD furnishes or which Harvey J. Berger, M.D. ("Berger") or Jay R. LaMarche ("LaMarche") or any of their representatives furnishes in accordance with the terms of that certain confidentiality agreement dated June 19, 2007 among ARIAD, Berger and LaMarche, whether before or after the date of this Agreement, to the AGTI Stockholder (collectively, the "ARIAD Confidential Information"), confidential and in accordance with the provisions of this Agreement, and (ii) treat and keep all information, whether written or oral, relating to Berger's and LaMarche's evaluation and analysis of the Possible Transaction, which Berger or LaMarche furnishes, whether before or after the date of this Agreement, to the AGTI Stockholder (collectively, the "Berger/LaMarche Confidential Information"), confidential and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, neither the term "ARIAD Confidential Information" nor the term "Berger/LaMarche Confidential Information" shall for the purposes of this Agreement include any information which (a) at the time of disclosure or thereafter is generally available to and/or known by the public other than as a result of a disclosure by the AGTI Stockholder in breach of this Agreement, (b) was within the AGTI Stockholder's possession prior to being furnished to the AGTI Stockholder, (c) becomes available to the AGTI Stockholder on a nonconfidential basis, or (d) has been independently acquired by the AGTI Stockholder without violating any of the obligations of the AGTI Stockholder under this Agreement.

       2. Confidentiality and Non-Use. Subject to the following sentence and except as otherwise expressly provided herein, the ARIAD Confidential Information and Berger/LaMarche Confidential Information will be kept confidential by the AGTI Stockholder and will not, without the prior written consent of ARIAD or Berger and LaMarche, as the case may be, be disclosed, in whole or in part, to any third party by the AGTI Stockholder in any manner whatsoever. In the event that the AGTI Stockholder is requested or required by law, government regulation or court order to disclose any ARIAD Confidential Information or Berger/LaMarche Confidential Information, the AGTI Stockholder will promptly notify ARIAD or Berger and LaMarche, as the case may be, of such request or requirement so that ARIAD or Berger and LaMarche, as the case may be, may seek an appropriate protective order or waive compliance with the provisions of this Agreement, and/or take any other action mutually agreed to between the AGTI Stockholder and ARIAD or Berger and LaMarche, as the case may be.

       3. Nondisclosure of Negotiations. Except as otherwise expressly permitted hereby and except to the extent known by the public other than as a result of a disclosure by the AGTI Stockholder in breach of this Agreement, without the prior written consent of ARIAD, the AGTI Stockholder hereby agrees that it will not disclose to any person the fact that any discussions or negotiations with respect to a Possible Transaction are taking, have taken or are proposed to take place or other facts with respect to such discussions, including the status thereof, or the fact that any ARIAD Confidential Information or Berger/LaMarche Confidential Information has been made available to the AGTI Stockholder, nor otherwise make any public disclosure, whether written or oral, with respect to this Agreement or the actions or transactions contemplated hereby (collectively, the "Possible Transaction Discussions"); provided, however, that the AGTI Stockholder may, without the prior consent of ARIAD, disclose Possible Transaction Discussions to any other stockholder of AGTI and participate in discussions with such other AGTI stockholder concerning a Possible Transaction provided that in each such case such other AGTI stockholder is under a written obligation to ARIAD to maintain the confidentiality of the ARIAD Confidential Information; and, provided further, however, that in connection therewith no Berger/LaMarche Confidential Information may be disclosed by the AGTI Stockholder to any other AGTI stockholder without the prior written consent of Berger and LaMarche.

       4. Return of Confidential Information. Upon termination of discussions concerning the Possible Transaction without a transaction having been consummated, the AGTI Stockholder will promptly return (to ARIAD or Berger and LaMarche, as the case may be) or destroy the ARIAD Confidential Information and Berger/LaMarche Confidential Information and any analyses, compilations, studies or other documents prepared by the AGTI Stockholder that include, utilize or reflect the ARIAD Confidential Information or Berger/LaMarche Confidential Information. Notwithstanding the return or destruction of the ARIAD Confidential Information and Berger/LaMarche Confidential Information, the AGTI Stockholder will continue to be bound by its obligations of confidentiality hereunder.

       5. Accuracy of Confidential Information. The AGTI Stockholder understands, acknowledges and agrees that neither ARIAD, AGTI, Berger or LaMarche nor any of their representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the ARIAD Confidential Information or Berger/LaMarche Confidential Information. The AGTI Stockholder agrees that neither ARIAD, AGTI, Berger or LaMarche nor any of their representatives shall have any liability to the AGTI Stockholder relating to or resulting from the use of the ARIAD Confidential Information or Berger/LaMarche Confidential Information or any errors therein or omissions therefrom, and only those representations or warranties or other agreements which are made in a final definitive agreement regarding any Possible Transaction, when, as and if executed and delivered, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

       6. Remedies; Severability. Each party agrees that monetary damages would not be a sufficient remedy for any breach of this Agreement and that in addition to all other remedies, each party shall be entitled to equitable relief, including, without limitation, injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity. The parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of monetary damages, and agree to waive any requirements for the securing or posting of any bond in connection with such remedy. In case provisions of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

       7. Material Non-Public Information. The AGTI Stockholder acknowledges and agrees that it is aware that (i) the ARIAD Confidential Information and Berger/LaMarche Confidential Information being furnished contains or may itself be material, non-public information regarding ARIAD and/or AGTI and (ii) federal and state securities laws, rules and regulations prohibit any persons who have material, nonpublic information concerning ARIAD and/or AGTI, including the ARIAD Confidential Information or Berger/LaMarche Confidential Information, from purchasing or selling securities of ARIAD and AGTI or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information.

       8. Waiver and Amendment; Successors and Assigns. Each party understands and agrees that no failure or delay by the other party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The agreements set forth herein may only be waived, amended or modified by an agreement in writing signed on behalf of all of the parties. This Agreement shall inure to the benefit of and be enforceable by each of the parties and their successors and permitted assigns. No party may assign any rights or delegate any performance under this Agreement without obtaining the prior written consent of the other parties, except that ARIAD shall not be required to obtain the consent of the AGTI Stockholder or Berger or LaMarche to make any assignment or delegation in connection with a merger or sale of substantially all of ARIAD's assets.

       9. Governing Law. This Agreement and the transactions contemplated by this Agreement, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to conflict of laws principles.

       10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.


       Please acknowledge your agreement to the foregoing by countersigning this Agreement in the place provided below and returning it to the undersigned.


                                         Very truly yours,



                                         By: _________________________



Accepted and Agreed to,
this ____ day of _____________, 2007

ARIAD PHARMACEUTICALS, INC.

By: _________________________
      Name:
      Title:


By: _________________________
      Harvey J. Berger, M.D.


By: _________________________
     Jay R. LaMarche

                                    Exhibit B

                     Supplemental Indemnification Provisions


The following Supplemental Indemnification Provisions are incorporated by reference into the agreement dated June 19, 2007 among ARIAD Pharmaceuticals, Inc. ("ARIAD" or the "Company")) and ARIAD Gene Therapeutics, Inc. ("AGTI"), and Harvey J. Berger, M.D. ("Berger") and Jay R. LaMarche ("LaMarche" and, together with Berger, the "AGTI Stockholders"), to which these provisions are attached as Exhibit B (such agreement together with Exhibit A thereto and this Exhibit B, constitute the "Agreement"). Capitalized terms used in this Exhibit B without definition shall have the meanings assigned to them elsewhere in the Agreement.

       1. Definitions. As used in these Supplemental Indemnification Provisions and Section 8 of the Agreement:

             (a) References to "agent" shall mean any person who is or was a director, officer, or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

             (b) "Delaware Court" shall mean the Court of Chancery of the State of Delaware.

             (c) "Disinterested Director" shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

             (d) "Enterprise" shall mean the Company or AGTI and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company or AGTI (or any of their wholly owned subsidiaries) is a party.

             (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

             (f) "Expenses" shall include attorneys' fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (as defined below). Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

             (g) "Independent Counsel" shall mean a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under the Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under the Agreement.

             (h) The term "Person" shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that "Person" shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

             (i) The term "Proceeding" shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the Indemnitee's Covered Capacity or by reason of any action (or failure to act) taken by him or of any action (or failure to act) on his part in connection with his Covered Capacity.

             (j) The term "Subsidiary," with respect to any Person, shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

       2. Indemnification For Expenses Of A Party Who Is Wholly Or Partly Successful. Notwithstanding any other provisions of the Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify and hold harmless Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section 2 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

       3. Indemnification For Expenses Of A Witness. Notwithstanding any other provision of the Agreement, to the extent that Indemnitee is, by reason of his Covered Capacity, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified and held harmless against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

       4.    Contribution In The Event Of Joint Liability.

             (a) To the fullest extent permissible under applicable law, if the indemnification and hold harmless rights provided for in the Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever (other than as a result of the application of the proviso in the first sentence of
Section 8 of the Agreement), the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

             (b) The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

             (c) The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

       5. Exclusions. Notwithstanding any provision in the Agreement, the Company shall not be obligated under the Agreement to make any indemnification, hold harmless or exoneration payments in connection with any claim made against
Indemnitee:

             (a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise; or

             (b) except as otherwise provided in Sections 10(e)-(f) of these Supplemental Indemnification Provisions, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

       6.    Advances Of Expenses; Defense Of Claim.

             (a) Notwithstanding any provision of the Agreement to the contrary, and to the fullest extent permitted by applicable law, the Company shall advance the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee's ability to repay the Expenses and without regard to Indemnitee's ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of the Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to the Company of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of the Agreement. This Section 6(a) shall not apply to any claim made by Indemnitee for which an indemnification, hold harmless or exoneration payment is excluded pursuant to Section 5 of these Supplemental Indemnification Provisions.

             (b) The Company will be entitled to participate in the Proceeding at its own expense.

             (c) The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee without the Indemnitee's prior written consent.

       7.    Procedure For Notification And Application For Indemnification.

             (a) Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under the Agreement, or otherwise.

             (b) Indemnitee may deliver to the Company a written application to indemnify and hold harmless Indemnitee in accordance with the Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, the Indemnitee's entitlement to indemnification shall be determined according to Section 8(a) of these Supplemental Indemnification Provisions.

       8.    Procedure Upon Application For Indemnification.

             (a) A determination, if required by applicable law, with respect to Indemnitee's entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee:
(i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board or (ii) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

             (b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(a) of these Supplemental Indemnification Provisions, the Independent Counsel shall be selected as provided in this Section 8(b) of these Supplemental Indemnification Provisions. The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of "Independent Counsel" as defined in Section 1 of these Supplemental Indemnification Provisions. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of "Independent Counsel" as defined in Section 1 of these Supplemental Indemnification Provisions. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1 of these Supplemental Indemnification Provisions, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) of these Supplemental Indemnification Provisions, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(a) of these Supplemental Indemnification Provisions. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a) of these Supplemental Indemnification Provisions, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

             (c) The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to the Agreement or its engagement pursuant hereto.

       9.    Presumptions and Effect Of Certain Proceedings.

             (a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under the Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(b) of these Supplemental Indemnification Provisions, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to the Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

             (b) If the person, persons or entity empowered or selected under
Section 8 of these Supplemental Indemnification Provisions to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent
(i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

             (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in of these Supplemental Indemnification Provisions) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet the applicable standard of conduct for indemnification hereunder.

             (d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in the Agreement.

             (e) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise or other Indemnitee shall not be imputed to Indemnitee for purposes of determining the right to indemnification under the Agreement.

       10.   Remedies Of Indemnitee.

             (a) In the event that (i) a determination is made pursuant to
Section 8 of these Supplemental Indemnification Provisions that Indemnitee is not entitled to indemnification under the Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of these Supplemental Indemnification Provisions, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(a) of these Supplemental Indemnification Provisions within thirty
(30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 2 or 3 or the last sentence of Section 8(a) of these Supplemental Indemnification Provisions within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 4 of these Supplemental Indemnification Provisions, (vi) payment of indemnification pursuant to Section 8 of the Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or
(vii) payments to Indemnitee pursuant to any hold harmless or exoneration rights under the Agreement or otherwise is not made within ten (10) days after receipt by the Company of a written request therefor, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

             (b) In the event that a determination shall have been made pursuant to Section 8(a) of these Supplemental Indemnification Provisions that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 10, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advances of Expenses under the Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated or receive advances of Expenses as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to
Section 8(a) of these Supplemental Indemnification Provisions adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 10, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 6 of these Supplemental Indemnification Provisions until a final determination is made with respect to Indemnitee's entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

             (c) If a determination shall have been made pursuant to Section 8(a) of these Supplemental Indemnification Provisions that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

             (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of the Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of the Agreement.

             (e) The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company's receipt of such written request) advance to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (i) to enforce his rights under, or to recover damages for breach of, the Agreement; or (ii) for recovery or advances under any insurance policy maintained for the benefit of Indemnitee pursuant to Section 9 of the Agreement, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance, contribution or insurance recovery, as the case may be.

             (f) Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates or is obliged to indemnify, hold harmless or exonerate for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

       11. Security. Notwithstanding anything herein to the contrary, to the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

       12.   Non-Exclusivity; Survival Of Rights; Insurance; Subrogation.

             (a) The rights of Indemnitee as provided by the Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Company's Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of the Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under the Agreement in respect of any action taken or omitted by such Indemnitee in his individual capacity as described in
Section 1 of the Agreement in connection with the evaluation of the Possible Transaction prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

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

             (b) The DGCL, the Charter and the Company's Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond ("Indemnification Arrangements") on behalf of Indemnitee against any liability asserted against him or incurred by or on behalf of him or in such capacity as a director, officer, employee or agent of the Company, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of the Indemnitee under the Agreement except as expressly provided herein, and the execution and delivery of the Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

             (c) If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has liability insurance in effect as provided in Section 9 of the Agreement, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

             (d) In the event of any payment under the Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

       13. Duration of Agreement. Notwithstanding anything contained in the Agreement to the contrary, all agreements and obligations of the Company contained in the Agreement shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 10 of these Supplemental Indemnification Provisions) by reason of his Covered Capacity, whether or not he is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement

       14.   Enforcement And Binding Effect.

             (a) The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to the Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be acting in his individual capacity as described in Section 1 of the Agreement in connection with the evaluation of the Possible Transaction, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

             (b) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform the Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.


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